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                                                                    EXHIBIT 10.7

                               BANK OF THE PACIFIC

                           INCENTIVE STOCK OPTION PLAN

     1. PURPOSE: The purpose of the Bank of the Pacific Incentive Stock Option Plan (the "Plan") is to encourage the long-term success of Bank of the Pacific (the "Bank") by: (1) providing a means through which the Bank can attract, motivate and retain officers and other key employees who can contribute materially to that success; and (2) encouraging stock ownership by these employees so that they have a proprietary interest in the Bank's growth and success. These goals shall be achieved under the Plan by the grant of stock-based awards ("Incentive Stock Options" ("ISOs"), "Nonqualified Stock Grants" ("NQGs"), or a combination thereof, (hereinafter collectively referred to as "Awards") to designated employees under the two methods that compose the Plan (the "Incentive Stock Option Plan" and the "Nonqualified Stock Grant Plan").

     2. ADMINISTRATION: The Plan shall be administered by an Awards Committee (the "Committee") of the Board of Directors of the Bank (the "Board"). The Committee shall at all times consist of at least three members of the Board. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board. All members of the Committee shall be "disinterested persons," within the meaning of regulation 240.16b-3(d)(3) under the Securities Exchange Act of 1934. A majority of the Committee members shall constitute a quorum. Any action approved by a majority of the Committee members who are present during a meeting in which a quorum is present, or any action approved in writing by all the Committee members, shall be considered actions approved by the Committee. Subject to the provisions of the Plan described in the following, the Committee may adopt such rules and regulations pertaining to the administration of the Plan as it deems proper and necessary. The Committee shall interpret, construe and implement the provisions of the Plan. All determinations of the Committee shall be final and conclusive.

     3. STOCK SUBJECT TO AWARDS: The shares of stock which may be made subject to Awards under the Plan shall be shares of the Bank's Common Stock, $2.50 par value ("Stock"). Awards made under the Plan will not exceed 10% of the outstanding shares of the Bank (subject to adjustment as provided in Section 9), and will be authorized and unissued shares or Stock. If an Award is cancelled or expires for any reason without having been exercised or matured in full, all shares of Stock covered by such cancelled or expired Award shall be made available for future Awards.

     4. ELIGIBILITY: Officers (including officers who are also directors) and other key employees of the bank and its subsidiaries, as may be selected from time to time by the Committee, may be granted Awards pursuant to the Plan. In general, Awards will be made to those employees who, in the Committee's judgment, are (or will be) contributors to the long-term success of the Bank and/or its subsidiaries ("Participants"). However, Awards shall not be granted to any member of the Committee nor to any individual who is not, at the time of the Award, an employee of the Bank. The Committee may grant additional Awards to Participants who have previously received Awards under the Plan.


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     Initially, it is the intention of the Committee to grant Awards to the
Chief Executive Officer and the Vice President and Cashier.

     5. INCENTIVE STOCK OPTION PLAN (THE "ISO PLAN"): Under the ISO Plan, ISOs meeting the requirements of Internal Revenue Code ("Code") Section 422A to purchase one or more shares of Stock may be awarded to Participants. Each ISO shall be evidenced by an Incentive Stock Option Agreement ("ISO Agreement") between the Bank and the Participant. ISO Agreements shall be in such form or forms as the Committee shall prescribe from time to time, and need not be identical to each other. However, all ISO Agreements shall comply with and be subject to the following terms and conditions:

          A. OPTION PRICE: The option price per share of stock subject to an ISO shall be set by the Committee (based upon a stock evaluation within the last 12 months by an independent appraiser) and shall in no instance be less than the fair market value of the Stock ISOs awarded to any otherwise eligible employee who, at the time the ISO is awarded, owns Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Bank (a "10 percent Shareholder"), the option price per share shall not be less than 110 percent of fair market value of the Stock on the date of award.

          B. ANNUAL LIMITATION ON AWARD OF ISOS: The aggregate fair market value of shares of Stock (determined as of the date an ISO is awarded) that may be awarded (whether under the ISO Plan or under any other plan of the Bank within the meaning of Code Sections 425(e) and (f), in the first year of the Plan shall not exceed the sum of one hundred thousand dollars ($100,000). There shall not be any such annual aggregate limitation in subsequent years.

          C. DURATION OF ISOS: No ISO shall be exercisable after the expiration ("Expiration Date") specified by the Committee at the time the ISO is awarded. The Expiration Date of each ISO shall not be later than the tenth anniversary (or, or any ISO awarded to a 10 percent shareholder, the fifth anniversary) of the date of awarding such ISO, but may be any earlier date established by the Committee. The Expiration Date of each ISO shall be set forth in the ISO Agreement.

          D. EXERCISABILITY OF ISOS: Except as provided in Section 8, ISOs shall be exercisable only while the Participant of the Bank or an Affiliate of the Bank. Subject to such restriction, and except for such additional restrictions as may be imposed by the Committee, any ISO awarded under the ISO Plan shall be exercisable, in full or in part, at any time or on or after the first anniversary of the date of award of the ISO that the ISO shall not become exercisable, in whole or in part, for such additional period or periods of time as the Committee shall provide. Such additional restrictions shall be set forth in the ISO Agreement. The Committee may at any time accelerate the exercisability of outstanding ISOs.

          E. SEQUENTIAL EXERCISE OF ISOS: In accordance with Code Section 422A(b)(7), no ISO awarded under the ISO Plan shall be exercisable while there is still outstanding any Incentive Stock Option which was awarded, whether or not under the


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     ISO Plan, to the Participant to purchase Stock (or any stock of the Company or of any corporation which, at the time of the award of such ISO, was an Affiliate of the Bank or any such Affiliate) before the awarding of such ISO under the ISO Plan.

          F. METHOD OF EXERCISE OF AN ISO: A Participant holding an exercisable ISO may exercise it in accordance with its terms, by delivering to the Secretary of the Bank at its executive offices written notice specifying the number of shares with respect to which ISO is being exercised, together with payment in full of the option price of such shares. Such payment shall be made either (1) in cash or by certified check or bank draft to the order of the Bank, or (2) at the Committee's discretion, in whole or in part in any other form, including payment by personal check or by the delivery to the Bank of shares of Stock previously acquired by the participant, or a combination of Stock and cash having a total fair market value on the date of exercise equal to the option price.

          G. OTHER CONDITIONS: The Committee may also make the award of an ISO subject to any other conditions which, in the opinion of the Committee, should be imposed in order for an ISO to comply with the requirements of relevant Code sections (including Section 422A) and any applicable regulations and revenue rulings of the Treasury Department, or which the Committee deems desirable and which do not disqualify the ISO as an "incentive stock option" under the Code.

     6. THE NONQUALIFIED STOCK GRANT PLAN (THE "NQG PLAN"): Under the NQG Plan, one or more nonqualified stock grants ("NQGs") which DO NOT meet the requirements of Code Sections 422 or 422A may be awarded to Participants. Each NQG so awarded shall be evidenced by a Nonqualified Stock Grant Agreement (the "NQG Agreement") between the Bank and the Participant. NQG Agreements shall be in such form or forms as the Committee shall prescribe from time to time, and need not be identical to each other. However, all NQG Agreements shall be subject to the following terms and conditions:

          A. MATURITY OR DELIVERY OF SHARES PURSUANT TO NQGS: Subject to Section 7 hereof, Stock shall be delivered to a Participant pursuant to an outstanding NQG only as long as the Participant is an employee of the Bank or an Affiliate of the Bank. Subject to such restriction, and except for such additional restrictions as may be imposed by the Committee and set forth in the NQG Agreement, Stock awarded pursuant to an NQG shall be delivered to the Participant on anniversaries of the date of award of the NQG as determined by the Committee. The Committee may at any time accelerate the delivery of Stock pursuant to an outstanding NQG.

     7. TERMINATION OF EMPLOYMENT:

          NQGs: Any outstanding NQG shall immediately expire, and no further stock shall be delivered pursuant to the NQG, at the time of the Participant's termination of employment with the Bank or an Affiliate of the Bank ("Termination"), regardless of the reason, including death, for Termination.


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     ISOs: Any outstanding ISO may be exercised after a Participant's
Termination only to the extent that the ISO was exercisable immediately prior to Termination pursuant to the ISO Agreement, and then only subject to the following limitations:

          A. In the event of a Participant's Termination either: (1) for any cause (other than those specified in paragraphs 2-4 of this Section 7; (2) upon discharge by the Bank; or (3) voluntarily on the part of the Participant prior to Regular Retirement (as defined in paragraph C of this Section 7); and without the written consent of the Bank, any ISO held by the Participant and any right thereunder shall immediately terminate and expire as of the date of Termination (see final paragraph of this Section
     7).

          B. In the event of a Participant's Termination on account of disability as defined in Code Section 106(d)(4) ("Disability"), any theretofore unexercised ISO, to the extent that such ISO was exercisable on the date of Termination (see final paragraph of this Section 7), shall remain exercisable according to its terms until the earlier of: (1) six months after the data of Termination; or (2) the Expiration Date of the ISO.

          C. In the event of a Participant's Termination voluntarily pursuant to "Regular Retirement" (defined as retirement pursuant to the terms of any pension, employee benefit or retirement plan maintained by the Bank in which the Participant participates), an ISO, to the extent such ISO was exercisable immediately prior to the date of Regular Retirement (see final paragraph of this Section 7) shall remain exercisable according to its terms until the earlier of (1) six months; or (2) the Expiration Date of the ISO.

          D. In the event of the death of a Participant while he or she is employed by the Bank or an Affiliate of the Bank or during any period after Termination during which an ISO remains exercisable pursuant to the provisions of paragraphs B or C of this Section 7, any ISO, to the extent that the ISO was exercisable on the date of the Participant's death, shall remain exercisable according to its terms by the Participant's estate, personal representative, heir or beneficiary until the earlier of: (1) six months after the date of the Participant's death; or (2) the Expiration Date of the ISO.

     The Committee shall determine in each case the effective date of a Participant's Termination or Regular Retirement ("date of Termination" or "date of Regular Retirement," respectively). The Committee shall also decide whether an authorized leave of absence, for military service or otherwise, shall constitute a Termination. With respect to ISOs only, the Committee in its discretion may elect to treat a Participant's retirement prior to regular Retirement (see paragraph A(3) of this Section 7) as Regular Retirement, and may also, in its discretion, extend the six month period during which an ISO remains exercisable after the date of Regular Retirement to such longer period as the Committee shall determine, which longer period shall not exceed three years and shall in no event be longer than the expiration date set forth in the applicable ISO Agreement.

     8. NONTRANSFERABILITY: No Award made under this Plan shall be assignable or transferable except, in the case of an ISO, by will or the laws of descent and distribution.


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During a Participant's lifetime, an ISO shall be exercisable only by the
Participant (or the Participant's guardian or legal representative).

     9. ADJUSTMENTS: Appropriate adjustments in the number of shares of Stock subject to Awards and in option price per share will be made by the Committee to give effect to changes made in the number of outstanding shares of Stock resulting from any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change.

     10. MERGERS, CONSOLIDATIONS, ETC.: In the event that the Board approves a proposal for a merger or consolidation in which the Bank is not the resulting or surviving corporation but becomes a subsidiary of another corporation (or in which the Bank is the resulting or surviving corporation but becomes a subsidiary of another corporation) or for transfer of all or substantially all of the assets of the Bank ("Transaction"), the Committee shall notify in writing each Participant holding an ISO of the proposed Transaction (the "Proposal Notice"). Such Proposal Notice shall be sent to Participants at least 30 days prior to the effective date of the proposed Transaction (as fixed by the Committee) and shall advise the Participant that he or she has the right to exercise any theretofore unexercised ISO awarded to the Participant, including those, in any which, pursuant to the terms of the Plan or the relevant ISO Agreement, have not then otherwise become exercisable. Each Participant, by written notice to the Bank, may exercise such ISO and, in so exercising, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event such Participant need not make payment for the Stock to be purchased until five days after written notice by the Bank to the Participant that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each ISO, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of the Transaction unless by the terms of the Agreement for the Transaction, the surviving corporation or in the event that the Bank is the surviving corporation but becomes the subsidiary of another corporation, its parent agrees to assume all of the obligations of the Bank under this Incentive Stock Option Plan, in which event such Participant may at his option exercise the ISO at any time up to and including the date upon which the ISO would have expired had the Transaction not occurred. If the Transaction is abandoned, then
(1) any ISO not exercised shall continue to be exercisable to the extent that such ISO was exercisable prior to the date of the Proposal Notice, and in accordance with the other provisions of the Plan and the relevant ISO Agreement, and (2) to the extent that any ISO not exercised prior to such abandonment shall become exercisable solely by operation of this Section 10, such exercisability shall be deemed null, and the exercisability provisions set forth in the Plan and the relevant ISO Agreement shall be reinstated as of the date of such abandonment.

     Any NQG Agreement in effect immediately prior to the Transaction shall carry forward as an obligation of the surviving corporation to the same extent as if the Transaction had not taken place.

     11. MISCELLANEOUS:

          A. EFFECTIVE DATE AND DURATION: The Plan and the ISO and NQG Plans contained therein will become effective on the date the Plan is approved by the Board and


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     shall terminate on, and no Awards shall be made after, the tenth anniversary of the Effective Date of the Plan. The provisions of the Plan, however, shall continue to govern all Awards theretofore made until the exercise, expiration, or cancellation of such Awards.

          B. AMENDMENT AND TERMINATION OF THE PLAN: The board at any time may terminate the Plan or amend it from time to time in such respect as it deems desirable; provided that, without the further approval of the holders of majority of the outstanding Common Stuck, no amendment shall (except for adjustments pursuant to Section 9): (1) increase the maximum number of shares of Stock which may be made the subject of Awards under the Plan;
     (2) decrease the option price for ISOs; (3) increase the option price for ISOs; or (4) materially change the eligibility provisions hereof; and provided further that no termination of or amendment of the Plan shall adversely affect the rights of a Participant holding an Award theretofore made, without the consent of such Participant.

          C. ISSUANCE OF SHARES - RESTRICTIONS: Subject to the conditions and restrictions provided in this paragraph C of Section 11, the Bank shall, as soon as practicable after an ISO has been exercise in whole or in part, or an NQG has matured so that shares of Stock are deliverable to the Participant pursuant to the relevant NQG Agreement, deliver to the Participant, for the appropriate number of shares of Stock.

          D. RIGHTS AS SHAREHOLDER AND EMPLOYEE: No participant holding an Award shall have any rights as a shareholder of the Bank with respect to any Stock, including the right to vote the Stock, prior to the date of issuance to him or her of the certificate for such stock. Neither the Plan nor any Award made under the Plan shall confer upon a Participant any right to continue in the employment of the Bank.

          E. CONSTRUCTION: The Plan and the ISO and NQG Agreements issued thereunder shall be interpreted and administered under the laws of the State of Washington.

     Approved this _____ day of _____________________________, 1997 by the Board
of Directors of ______________________________.


_________________________________       ________________________________________
Chairman                                Secretary of the Board


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